Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS CHANGE IN EXECUTIVE OFFICERS

Efrain Villalobos appointed as Executive Vice President — U.S. Sales;

Craig Dalley promoted to Vice President

Greg Halliday steps down as President — U.S. Sales

PROVO, UTAH, October 14, 2010 — Nature’s Sunshine Products, Inc. (NASDAQ:NATR), a leading manufacturer and marketer of encapsulated herbs and vitamins, today announced that Greg Halliday, President — U.S. Sales, has decided to step down effective immediately.  Efrain Villalobos, Divisional Vice President — U.S. Sales, has been appointed to Executive Vice President — U.S. Sales and will head the division.  In addition, Craig Dalley, Divisional Vice President, was promoted to Vice President — U.S. Sales.

“I am proud of all that we’ve accomplished at Nature’s Sunshine,” said Greg Halliday.  “My time here has been incredibly rewarding and I have very much enjoyed my 19 years with the Company.  I will definitely miss working with the great employees and distributors of Nature’s Sunshine Products, but they are in good hands with Efrain.”

“Greg has been a key member of the senior executive team and an important part of our presence in the U.S.,” said Michael Dean, Chief Executive Officer.  “I want to thank him for his service to the Company.  We all wish him well in his future endeavors.”

Efrain Villalobos joined Nature’s Sunshine Products in 1991 as a Field Sales Trainer.  He has served since March 2009 as Divisional Vice President — Spanish U.S. Sales with primary responsibility over the Company’s domestic Spanish speaking sales and sales in the Dominican Republic.  Craig Dalley started at Nature’s Sunshine Products in 1993 as a Field Sales Trainer.  He later became Executive Director — U.S. Sales and most recently served as Divisional Vice President — U.S. Sales.

Mr. Dean commented, “Together, Efrain and Craig have 36 years of experience working with our U.S. Sales group.  They have great relationships with our distributors and a solid understanding of what it takes to succeed in our industry.  They will be a formidable team and they are well suited to lead our U.S. business forward and contribute to the Company’s growth.  I look forward to working with both of these talented executives.”

About Nature’s Sunshine Products

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, the Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom, Columbia, Brazil, Thailand, Israel, Singapore, Malaysia, Indonesia, the Philippines, Australia, Hong Kong, Taiwan, Russia, Ukraine, Latvia, Lithuania, Kazakhstan, Mongolia, Belarus, China, Poland, Germany, Austria, Norway, Sweden, the Czech Republic and the Netherlands. The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, and Norway. Additional information can be obtained at the Company’s website, www.natr.com.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement.  Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further  reviews  of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Contact:

Stephen M. Bunker	Steven S. Anreder
Chief Financial Officer	Anreder & Co.
Nature’s Sunshine Products, Inc.	286 Madison Avenue, Suite 907
Provo, Utah 84605-9005	New York, NY 10017
(801) 342-4370	(212) 532-3232